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                                                                  EXHIBIT (i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                February 24, 2005

Van Kampen Comstock Fund
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

                  Re:  Post-Effective Amendment No. 62 to the
                       Registration Statement on Form N-1A for
                       the Van Kampen Government Securities Fund (the "Registration Statement") (File Nos.
                       2-7778 and 811-1570)
                       ---------------------

     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                             Very truly yours,


                                             /s/ Skadden, Arps, Slate,
                                                 Meagher & Flom LLP